
CS FIRST BOSTON                                                                                  Exhibit 20                   Page 1

                                                             Key Bank USA, N.A. Automotive Specialty Finance

                                                        MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1995-A

                                                                December 1, 1998 through December 31, 1998

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                                         $100,011,784.74
(B) Class A Certificate Ownership Interest of the Trust                                                        90.00%
(C) Original Class A Certificate Balance                                                              $90,010,606.27
(D) Class A Certificate Rate                                                                                    6.15%
(E) Class B Certificate Ownership Interest of the Trust                                                         6.00%
(F) Original Class B Certificate Balance                                                               $6,000,707.08
(G) Class B Certificate Rate                                                                                    6.45%
(H) Original Class C Certificate Balance                                                               $4,000,471.39
(I) Class C Certificate Rate                                                                                    0.00%
(J) Servicing Fee Rate                                                                                          3.50%
(K) Original Weighted Average Coupon (WAC)                                                                     20.12%
(L) Original Weighted Average Remaining Term (WAM)                                                             49.76  months
(M) Number of Contracts                                                                                        8,571
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                                          4.00%
    (ii)  Specified SA Balance                                                                         $2,000,235.69
    (iii) Floor Amount                                                                                  2,000,235.69

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                             Total Trust
                                                                                           -------------------------
(A) Total Portfolio Outstanding                                                                       $10,448,365.21
(B) Total Portfolio Pool Factor                                                                            0.1044713
(C) Class A Certificate Balance                                                                        $9,403,528.69
(D) Class A Principal Factor                                                                               0.1044713
(E) Class B Certificate Balance                                                                          $626,901.91
(F) Class B Principal Factor                                                                               0.1044713
(G) Class C Certificate Balance                                                                          $417,934.62
(H) Spread Account Balance                                                                              2,000,235.69
(I) Payahead Account Balance                                                                               92,494.36
(J) Cumulative Accrued Servicing Fee Balance                                                                    0.00
(K) Cumulative Net Losses for All Prior Periods                                                        10,897,503.76
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                                       19.73%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                               15.95  months
(N) Number of Contracts                                                                                        2,271

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                    $900,757.34
    (ii)  Interest Payments Received                                                                      163,458.68
    (iii) Repurchased Loan Principal                                                                            0.00
    (iv)  Repurchased Loan Interest                                                                             0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                      0.00
(C) Amount Applied From Payahead Account                                                                   15,930.58
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                       19.72%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                           15.08  months
(F) Remaining Number of Contracts                                                                              2,147
(G) Delinquent Contracts
                                                                         Contracts                           Amount
                                                                        -------------    ------------------------------------------
    (i)   30-59 Days Delinquent                                               50             2.33%       $215,547.23          2.27%
    (ii)  60-89 Days Delinquent                                                0             0.00%              0.00          0.00%
    (iii) 90 Days or More Delinquent                                           0             0.00%              0.00          0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                                           ($21,130.16)
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                               $33,926.85
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                   (2,929.83)
    (iii) Recoveries on Previously Liquidated Contracts                                                    57,986.84
(F) Number of Vehicles that have been Repossessed but not yet Charged-off                                         29


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated November 1, 1995, and is correct, to the best of my knowledge.

 /s/ Thomas R. Blend                      Vice-President         01/08/99
--------------------------------------------------------         --------
Signature                                 Title                  Date




CS FIRST BOSTON                                                                  Exhibit 20                               Page 2

                                  Key Bank USA, N.A. Automotive Specialty Finance

                             MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1995-A

                                     December 1, 1998 through December 31, 1998
I. COLLECTIONS

(A) Principal Payments Received (C(A)i)                                                                          $900,757.34
(B) Interest Payments Received (C(A)ii)                                                                           163,458.68
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                                       55,057.01
(D) Principal on Repurchased Contracts (C(A)iii)                                                                        0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                          0.00
                                                                                                         --------------------
(F) Total Collections (A+B+C+D+E)                                                                              $1,119,273.03

                                                                                                         --------------------
(H) Total Available Amount (F+G)                                                                               $1,119,273.03

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                                          $900,757.34
(B) Principal on Repurchased Contracts (C(A)iii)                                                                        0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                                      33,926.85
                                                                                                         --------------------
(D) Total Principal Reduction (A+B+C)                                                                            $934,684.19

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                                                            $48,193.08
    (ii)  Monthly Principal to Class A (II(D)*A(B))                                                               841,215.77
                                                                                                         --------------------
    (iii) Total Distributable Amount (i+ii)                                                                      $889,408.85

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(G)*B(E))                                                             $3,369.60
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                                                56,081.05
                                                                                                         --------------------
    (iii)  Total Distributable Amount (i+ii+iii)                                                                  $59,450.65

(G) Class C Distributable Amount
    (i)   Class C Monthly Interest Payment (A(I)*B(G))                                                                 $0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                                         37,387.37
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                                    102,551.76
                                                                                                         --------------------
    (iv)  Total Distributable Amount (i+ii+iii)                                                                  $139,939.13

(H) Servicing Fee Distributable Amount (A(J)*B(A)                                                                 $30,474.40

(I) Required Distributions
    (i)   Servicing Fee                                                                                           $30,474.40
    (ii)  Class A Amount (II(E)iii)                                                                               889,408.85
    (iii) Class B Amount (II(F)iii)                                                                                59,450.65
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                                           0.00
    (v)   Amount Applied to Accrued Servicing Fee                                                                       0.00
    (vi)  Class C Amount (VI(A))                                                                                  139,939.13
    (vii) Excess Collections (VI(B))                                                                                    0.00
                                                                                                         --------------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                                      $1,119,273.03

(J) Amount of Draw from SA (IV(B)+IV(C))                                                                               $0.00


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                                                               $92,494.36
(B) Amounts Applied to Payahead Account (C(B))                                                                          0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                                 15,930.58
(D) Ending Period Balance                                                                                         $76,563.78

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                              Begin. of Period                End of Period
(A) Balances and Principal Factors                                           ------------------             -----------------
    (i)    Total Pool Balance                                                  $10,448,365.21                  $9,513,681.02
    (ii)   Total Pool Factor                                                        0.1044713                      0.0951256
    (iii)  Receivables Balance                                                  10,448,365.21                   9,513,681.02

    (v)    Class A Certificate Balance                                          $9,403,528.69                  $8,562,312.92
    (vi)   Class A Principal Factor                                                 0.1044713                      0.0951256
    (vii)  Class B Certificate Balance                                            $626,901.91                    $570,820.86
    (viii) Class B Principal Factor                                                 0.1044713                      0.0951256
    (ix)   Class C Certificate Balance                                            $417,934.62                    $380,547.25

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                 19.73%                         19.72%
    (ii)  Weighted Average Remaining Maturity (WAM)                                     15.95  months                  15.08  months
    (iii) Remaining Number of Contracts                                                 2,271                          2,147



                                                                                     Exhibit 20                               Page 3


CS FIRST BOSTON
                                                    Key Bank USA, N.A. Automotive Specialty Finance

                                               MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1995-A

                                                       December 1, 1998 through December 31, 1998

V. RECONCILIATION OF SPREAD ACCOUNT ("SA")


(A) Beginning SA Balance (B(H))                                                                            $2,000,235.69

(B) Draw for Class A Distributable Amount and Servicing Fee                                                         0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                           0.00
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                                    139,939.13
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                                     ----------------
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                              $2,140,174.82

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                             $2,000,235.69

(G) Ending Spread Account Balance (Min(E,F))                                                               $2,000,235.69

(H) Release from SSA, amount applied to Accrued Servicing Fees                                                      0.00

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                           $139,939.13
(B) Release from SSA                                                                                                0.00
                                                                                                        ----------------
(C)  Total Distribution to Class C Certificateholder                                                         $139,939.13

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                              ($21,130.16)
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                           $33,926.85
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                              (2,929.83)
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                              57,986.84
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                                    10,876,373.60

(D) Delinquent and Repossessed Contracts
                                                                               Contracts                    Amount
                                                                               -----------------------------------------------------
    (i)   30-59 Days Delinquent (C(G)i)                                            50           2.33%        $215,547.23       2.27%
    (ii)  60-89 Days Delinquent (C(G)ii)                                            0           0.00%               0.00       0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                      0           0.00%               0.00       0.00%

   (iv) Vehicles that have been Repossessed but not yet Charged-off (D(E))         29           1.35%         160,957.22       1.69%

VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE


(A) Ratio of Net Losses to the Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                       -0.02%
    (ii)  Preceding Collection Period                                                                              -1.80%
    (iii) Current Collection Period                                                                                -2.43%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                      -1.42%

(B)    Ratio of the Balance of Contracts Delinquent 60 Days or More and the
       Balance of Contracts Repossessed and not yet Charged-off to the
       Outstanding Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                                        1.08%
    (ii)  Preceding Collection Period                                                                               0.56%
    (iii) Current Collection Period                                                                                 1.69%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                       1.11%

(C) Loss and Delinquency Trigger Indicator                                                              Trigger Was Not Hit


(D) Unpaid Servicing Fee                                                                                           $0.00

(E) Ending Cumulative Accrued Servicing Fee Balance                                                                $0.00





                                                                           Exhibit 20                                         Page 4

                                                  AFG Receivables Trust, 1995-A
                                          6.15% Asset Backed Certificates
                                      Statement to Class A Certificateholders
                              (Pursuant to Section 14.10 of the Pooling and Servicing
                                         Agreement dated as of November 1, 1995)


Distribution Date:                                    January 15, 1999

Collection Period:                                    December 1, 1998 through December 31, 1998

Period (Month)                                                      38

Distribution Allocable to Principal (per $1,000 of beginning principal balance)                                $           89.46

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                                 $            5.12

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                            $    9,513,681.02

Total Available Amount                                                                                         $    1,119,273.03

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                                $            3.24

Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                              $            2.92

Unpaid Servicing Fee                                                                                           $            0.00

Ending Cumulative Accrued Servicing Fee Balance                                                                $            0.00

Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                       $            0.00

Class A Principal Carryover Shortfall                                                                          $            0.00

Change in Class A Principal Carryover Shortfall from the preceding Distribution Date                           $            0.00

Class A Interest Carryover Shortfall                                                                           $            0.00

Change in Class A Interest Carryover Shortfall from the preceding Distribution Date                            $            0.00

Class A Certificate Factor as of the Distribution Date                                                                 0.0951256

Class A Certificate Balance as of the Distribution Date                                                        $    8,562,312.92

Class B Certificate Factor as of the Distribution Date                                                                 0.0951256

Class B Certificate Balance as of the Distribution Date                                                        $      570,820.86

Class C Certificate Balance as of the Distribution Date                                                        $      380,547.25

The amount otherwise distributable to the Class B Certificateholders or the
  Class C Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                                  $            0.00

Balance of the Spread Account on the Distribution Date                                                         $    2,000,235.69

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                         $            0.00

Balance of the Payahead Account                                                                                $       76,563.78

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                         $      (15,930.58)

The Number of accounts past due 30-59, 60-89 and over 90 days and contracts in repossession                                79

The Aggregate Principal Outstanding of accounts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                              $      376,504.45






                                                                                            Exhibit 20                        Page 5
                                              AFG 1995-A Grantor Trust
                                          6.45% Asset Backed Certificates
                                      Statement to Class B Certificateholders
                              (Pursuant to Section 14.10 of the Pooling and Servicing
                                         Agreement dated as of November 1, 1995)


Distribution Date:                                    January 15, 1999

Collection Period:                                    December 1, 1998 through December 31, 1998



Distribution Allocable to Principal (per $1,000 of beginning principal balance)                               $             89.46

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                                $              5.38

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                           $      9,513,681.02

Total Available Amount                                                                                        $      1,119,273.03

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                               $             48.61

Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                             $              2.92

Unpaid Servicing Fee                                                                                          $              0.00

Ending Cumulative Accrued Servicing Fee Balance                                                               $              0.00

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                      $              0.00

Class B Principal Carryover Shortfall                                                                         $              0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date                          $              0.00

Class B Interest Carryover Shortfall                                                                          $              0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date                           $              0.00

Class A Certificate Factor as of the Distribution Date                                                                  0.0951256

Class A Certificate Balance as of the Distribution Date                                                       $      8,562,312.92

Class B Certificate Factor as of the Distribution Date                                                                  0.0951256

Class B Certificate Balance as of the Distribution Date                                                       $        570,820.86

Class C Certificate Balance as of the Distribution Date                                                       $        380,547.25

The amount otherwise distributable to the Class B Certificateholders or the
  Class C Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                                 $              0.00

Balance of the Spread Account on the Distribution Date                                                        $      2,000,235.69

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                        $              0.00

Balance of the Payahead Account                                                                               $         76,563.78

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                        $        (15,930.58)

The Number of accounts past due 30-59, 60-89 and over 90 days and contracts in repossession                                 79

The Aggregate Principal Outstanding of accounts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                             $        376,504.45


